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                                                               EXHIBIT 11(c)(3)


                    CONFIDENTIALITY AND STANDSTILL AGREEMENT

    This Confidentiality and Standstill Agreement (the "Agreement") is made as of March 19, 1998 between Bowne & Co., Inc. (the "Company"), and Donnelley Enterprise Solutions Incorporated, a Delaware corporation ("DESI"). For the purposes of this Agreement, the term "DESI" shall be deemed to mean DESI and/or any one or more of its divisions, as the context requires.

    WHEREAS, the parties hereto desire to enter into exploratory discussions for the sole purpose of considering whether a possible business combination or other transaction involving DESI or any portion thereof, including any one or more of its divisions, and the Company might be mutually beneficial; and

    WHEREAS, the parties hereto acknowledge that such discussions may require the exchange of confidential and proprietary information among the parties; and

    WHEREAS, the parties hereto wish to maintain the confidential and proprietary nature of such information,

    NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

    1.    Scope of Agreement.

    (a) The Company will treat, and will cause each of its affiliates to treat, any information concerning DESI or its affiliates which is furnished to the Company or its Representatives by or on behalf of DESI, whenever furnished (subject to the exceptions set forth in Section 1(b) below, collectively referred to herein as the "Evaluation Material"), confidential in accordance with the terms of this Agreement.

    (b)   The terms "Evaluation Material" excludes all of the following:

         (i) information which was or becomes generally available to the public other than as a result of a disclosure by the Company of such information;

         (ii) information which was or becomes available to the Company on a nonconfidential basis from a source other than DESI or its or Representatives; provided that such source is not bound by a confidentiality agreement with such other party in respect thereof; or

         (iii) information which was in the possession of the Company prior to it being furnished to the Company by or on behalf of DESI, provided that the source of such information was not bound by a confidentiality agreement with DESI in respect thereof.

    (c)  As used in this Agreement:

         (i) the term "affiliate" has the meaning provided in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act") and includes persons or entities who become affiliates after the date hereof;

         (ii) the terms "own" and "ownership" include, but are not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act;


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         (iii)   the term "person" means any entity, individual or group,
    including without limitation any corporation, company, limited liability company, group, syndicate or partnership; and

         (iv) the term "Representatives" includes attorneys, accountants, consultants, financial advisors and other agents.

    2.    Limited Use of Information.

    The Company will use the Evaluation Material solely for the purpose of evaluating a possible business combination transaction or other transaction involving DESI, or any portion thereof (including any one or more of its divisions) and the Company. The Company will safeguard such information at least to the extent that it would protect its own proprietary and confidential information; provided, however, that any such information may be disclosed to the Company's Representatives who need to know such information for the purpose of evaluating, or assisting the Company with, any such possible transaction and who shall be informed by the Company of the confidential nature of such information, the limited purpose for which it is being disclosed and that by receiving such information they are agreeing to be bound by this Agreement. The Company will upon DESI's request deliver to DESI a list of those to whom such information has been disclosed.

    3.    Non Disclosure of Negotiations.

    Unless required by law or unless the Company has obtained the prior written consent of DESI, the Company will not, and will direct its Representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between DESI and the Company or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof. If the Company, in the opinion of its counsel, is required by law to disclose to any person information relating to such possible transaction, it may, subject to complying with the remaining provisions of this subsection, disclose such information to such person or persons without liability hereunder; provided, however, that (i) the Company shall give DESI written notice of the information to be so disclosed as far in advance of its disclosure as is practicable, (ii) shall cooperate with DESI in its efforts to protect the information from disclosure, and (iii) shall limit its disclosure of such information to the minimum disclosure required by law unless DESI agrees in writing to a greater level of disclosure.

    4. Securities Law Compliance. Each party hereto acknowledges that it is aware, and will advise its Representatives who are informed of the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of that company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.

    5.    Requests from Other Persons.

    In the event that the Company or any of its affiliates is requested in the course of a legal, administrative or regulatory proceeding or investigation (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Evaluation Material, the Company will notify DESI promptly of such request(s) and the documents requested thereby so that DESI may seek an appropriate protective order and/or waive in writing compliance with the provisions of this Agreement. If, in the absence of such a protective order or the receipt of such a waiver the Company is nonetheless, in the opinion of the Company's counsel, compelled to disclose such Evaluation Material or else stand liable for contempt or suffer other censure or penalty from any tribunal or governmental or similar authority, the Company may disclose such information without liability hereunder; provided, however, that the Company shall comply with the provisions of subsections (i), (ii) and (iii) of Section 3 hereof.

    6.    Return or Destruction of Evaluation Material.



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    (a)   All information disclosed by one party to the other party pursuant to this Agreement shall be and remain the property of the party disclosing such information.

    (b) The Company will at any time upon the request of DESI made during the term of this Agreement promptly redeliver to DESI all written material containing or reflecting any Evaluation Material supplied to the Company or its Representatives by or on behalf of DESI (whether prepared by DESI or otherwise, and whether in the possession of the Company or any of its Representatives) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever (including all copies, extracts or other reproductions), prepared by the Company or its Representatives based on the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to DESI by an authorized officer supervising such destruction. The redelivery of such material shall not relieve the Company's obligation of confidentiality or other obligations hereunder.

    7.    Disclaimers Regarding Evaluation Material.

    (a) DESI shall not make any representation or warranty herein as to the accuracy or completeness of the Evaluation Material provided by or on behalf of DESI.

    (b) The use of the Evaluation Material by the Company or its Representatives in a manner not inconsistent with this Agreement shall not subject the Company or its Representatives to any liability to any other party.

    8.    Standstill Provisions.

    The Company will not, and will direct its Representatives not to, directly or indirectly, during the one year period commencing on the date of this Agreement, unless in any such case specifically invited in writing to do so by the Board of Directors of DESI:

         (i) make any public announcement with respect to, or submit any proposal for, a transaction between DESI (or any portion thereof, including any one or more of its divisions, or any of its security holders or affiliates) and the Company (or any of its security holders or affiliates), unless such proposal is directed and disclosed solely to the management of DESI and its designated Representatives, and in the case of any such proposal from or involving parties in addition to, or other than, the Company, DESI has given its advance written consent to the involvement of such additional or other parties;

         (ii) purchase, acquire or own, or offer or agree to purchase, acquire or own, directly or indirectly, any voting securities or direct or indirect rights (pursuant to an exchange, conversion, pledge or otherwise) or options to acquire any voting securities of DESI;

         (iii) make, or in way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in an "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to DESI or seek to advise or influence any person with respect to the voting of any voting securities of DESI;

         (iv) initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to DESI as described in Rule 14a-8 under the Exchange Act or induce or attempt to induce any other person to do so;

         (v) acquire or affect the control of DESI or directly or indirectly participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) which owns or seeks to acquire ownership of voting securities of DESI, or to acquire or affect control of DESI;



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         (vi)     propose or seek to effect or negotiate with or provide
    financial assistance or information to any party with respect to any form of business combination transaction (including, without limitation, a merger, consolidation or acquisition or disposition of significant assets of DESI, or any of its divisions, or any other entity) with DESI or any affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to DESI or any portion thereof including any affiliate thereof;

         (vii) encourage any employees of DESI to terminate his or her employment; or solicit the employment of, or the engagement as a consultant or advisor of, any employee of DESI so long as such person remains employed by DESI.

         (viii) instigate, encourage, assist or render advice to or make any recommendation or proposal to any person to engage in any of the actions covered by clauses (i) through (vii) of this Section 8; or

         (ix) except to the extent required by law, make any public statement (or make available to any member of the news media any information) with respect to any of the matters covered by this Section 8, or with respect to this Agreement.

    For purposes of this Agreement, the term "voting securities" shall mean
(i) any securities which are entitled to vote upon any matters, whether such securities are entitled to vote on such matters in all events or only upon the occurrence of a default or other contingencies, or (ii) any options, warrants, rights or securities which by their terms may be convertible into or exchangeable for any security described in clause (i) of this sentence.

    9. Right of Termination. Each party hereto has the right, in its sole and absolute discretion, to reject any or all proposals and to terminate discussions and negotiations with, or directly or indirectly involving, any other party hereto at any time, but no such rejection or termination shall terminate this Agreement.

    10. Notices. All notices, requests or other communications required or permitted to be delivered under this Agreement shall be in writing, delivered in person or by registered or certified mail, return receipt requested, as follows:

      (a)   If to the Company:
            Bowne & Co., Inc.
            345 Hudson Street
            New York, New York 10014
            Attention: Robert M. Johnson

      (b)   If to DESI:

            Donnelley Enterprise Solutions Incorporated
            161 North Clark Street, Suite 2400
            Chicago, Illinois  60601
            Attention:  Chief Financial Officer

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

    11. Agreement Term. This Agreement shall terminate on the third anniversary of its date; provided, however, that the provisions of Section 3 and 6 shall survive any termination in respect of any obligations that remain unfulfilled as of the date of such termination.

    12. No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege


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hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

    13. Remedies. Each party hereto acknowledges that money damages would be an inadequate remedy for any breach of this Agreement and that DESI (in the case of a breach by the Company) shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. The Company waives any requirement for the securing or posting of any bond in connection with any such remedy. The Company shall not take any action to impede DESI from seeking to enforce any such equitable remedy. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

    14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflict of laws thereof.

    15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon one instrument.

    16. Headings. The descriptive headings of the sections of this Agreement are solely for the convenience of the parties hereto and shall not affect the meaning or construction of any of the provisions of this Agreement.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED

By:    William Blair & Company, L.L.C., acting as its agent

By:    /s/ David Grumhaus
    ------------------------------
Its:   Associate
    ------------------------------

BOWNE & CO., INC.

By:    /s/ Robert Johnson
    ------------------------------
Its:   Chairman & CEO
    ------------------------------

Confidentiality and Standstill Agreement dated March 19, 1998.